EXECUTION COPY


                    SHARE EXCHANGE AND TERMINATION AGREEMENT


                  SHARE EXCHANGE AND TERMINATION AGREEMENT, dated as of December 18, 1997 ("Agreement"), among IPC Information Systems, Inc., a Delaware corpora tion ("IPC"), International Exchange Network Ltd. ("IXNET"), a Delaware corporation, David Walsh ("Walsh") and Anthony Servidio ("Servidio" and together with Walsh, sometimes collectively referred to herein as the "IXNET Minority Stockholders").

                  WHEREAS, Walsh owns 336 shares (the "Walsh IXNET Shares") of Common Stock, par value $.01 per share, of IXNET (the "IXNET Common Stock") and Servidio owns 224 shares of IXNET Common Stock (the "Servidio IXNET Shares");

                  WHEREAS, IXNET, IPC and each of Walsh and Servidio wish to exchange the shares of IXNET Common Stock owned by each of Walsh and Servidio for common stock, par value $.01 per share, of IPC ("IPC Common Stock"); and

                  WHEREAS, for U.S. federal income tax purposes, it is intended that the exchange pursuant to this Agreement shall qualify as a tax-free reorganization under Sections 354(a)(1) and 368(a)(1)(B) of the U.S. Internal Revenue Code of 1986, as amended (the "Code");

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

                  1. CERTAIN DEFINITIONS. The following terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to both singular and plural terms of the terms defined):

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person, provided that no securityholder of IPC shall be deemed an Affiliate of any other securityholder solely by reason of any investment in IPC.

                  "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit arrangement or otherwise.

                  "PERSON" means an individual, corporation, partnership, limited liability company, limited partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

                  "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                  2.       EXCHANGE OF SHARES; CLOSING.

                  (a) Subject to the terms and conditions of this Agreement, on the Closing Date, (i) Walsh shall exchange the Walsh IXNET Shares for 152,381 shares of IPC Common Stock (the "Walsh IPC Shares"), provided that 10% of the Walsh IPC Shares (the "Walsh Holdback Shares") shall be issued to Walsh pursuant to the provisions set forth in Section 2(c) below, and (ii) Servidio shall exchange the Servidio IXNET Shares for 101,587 shares of IPC Common Stock (the "Servidio IPC Shares"), provided that 10% of the Servidio IPC Shares (the "Servidio Holdback Shares") shall be issued to Servidio pursuant to the provisions set forth in Section 2(c) below.

                  (b) The exchange of Walsh IXNET Shares and Servidio IXNET Shares for IPC Common Stock will take place on the date ("Closing Date") of the closing ("Closing") of the transactions contemplated hereby to be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 immediately after the closing of the transactions contemplated by the Merger Agreement (as defined in Section 3(a), below). At the Closing immediately following the Effective Time (as defined in the Merger Agreement), (i) IPC will deliver to Walsh one or more certificates representing 152,381 shares of IPC Common Stock registered in the name of Walsh against delivery by Walsh to IPC of stock certificates representing the Walsh IXNET Shares, duly endorsed and in proper form for transfer and (ii) IPC will deliver to Servidio one or more certificates representing 101,587 shares of IPC Common Stock registered in the name of Servidio against delivery by Servidio to IPC of stock certificates representing the Servidio IXNET Shares, duly endorsed and in proper form for transfer.

                  (c) The Walsh Holdback Shares shall be issued to Walsh and the Servidio Holdback Shares shall be issued to Servidio if, prior to the six month anniversary of the date hereof, releases (the "Third Party Releases"), in form and substance reasonably satisfactory to IPC and executed by Lara Astor, Ariand Kumar and Robert Mazer (the "Releasing Persons") shall have been delivered to IPC with respect to any claim of the Releasing Persons arising in connection with the transactions contemplated by this Agreement.

                  3. CONDITIONS OF IPC TO CLOSING. The obligations of IPC to consummate the transactions contemplated hereby are subject to the fulfillment to IPC's satisfaction, prior to or at the Closing, of the following conditions:


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                  (a) The transactions contemplated by the Merger Agreement, dated as of the date hereof (the "Merger Agreement"), between Arizona Acquisition Corp. ("AAC") and IPC shall have been consummated.

                  (b) Each of the IXNET Minority Stockholders shall have executed and delivered to IPC the release (the "Release") in the form of Exhibit A attached hereto.

                  (c) (i) Walsh shall have entered into the Amended and Restated Employment Agreement, dated the Closing Date, between IXNET and Walsh in the form of Exhibit B hereto (the "Amended and Restated Walsh Employment Agreement") and (ii) Servidio shall have entered into the Amended and Restated Employment Agreement, dated the Closing Date, between IXNET and Servidio in the form of Exhibit C hereto (the "Amended and Restated Servidio Employment Agreement").

                  (d) The representations and warranties of the IXNET Minority Stockholders shall be true and correct in all respects at and as of the Closing Date as if made on the Closing Date.

                  4. CONDITIONS OF IXNET MINORITY STOCKHOLDERS TO CLOSING. The obligations the IXNET Minority Stockholders to consummate the transactions contemplated hereby are subject to the fulfillment to the IXNET Minority Stockholders' satisfaction, prior to or at the Closing, of the following conditions:

                  (a) The transactions contemplated by the Merger Agreement between AAC and IPC shall have been consummated.

                  (b) (i) IXNET shall have entered into the Amended and Restated Walsh Employment Agreement and (ii) IXNET shall have entered into the Amended and Restated Servidio Employment Agreement.

                  (c) The representations and warranties of IPC shall be true and correct in all respects at and as of the Closing Date as if made on the Closing Date.

                  (d) The Investors Agreement in the form of Exhibit D hereto shall have been entered into by the parties named therein.

                  5. REPRESENTATIONS AND WARRANTIES OF IXNET MINORITY STOCKHOLDERS. Each IXNET Minority Stockholder, severally and not jointly, represents and warrants as to itself only as follows:

                  (a) Such IXNET Minority Stockholder has full right, power and authority to execute and deliver this Agreement and the Release and to perform its obligations hereunder and


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thereunder and this Agreement and the Release have been duly authorized, executed and delivered by such IXNET Minority Stockholder and enforceable in accordance with its terms except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought, or (iii) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification.

                  (b) (i) The Walsh IXNET Shares constitute all of the shares of IXNET Common Stock owned by Walsh, (ii) the Servidio IXNET Shares constitute all of the shares of IXNET Common Stock owned by Servidio, (iii) except as contemplated by the Stockholders' Agreement, dated as of June 23, 1995 among IPC, IXNET, Walsh and Servidio (the "Existing Stockholders' Agreement"), and the Employment and Non-Competition Agreement, between IXNET and Walsh, dated as of June 22, 1995 (the "Existing Walsh Employment Agreement"), Walsh does not own or hold any other options, warrants or other rights, agreements, arrangements or other commitments relating to shares of IXNET Common Stock which he owns of record or relating to any other issued or unissued shares of IXNET Common Stock,
(iv) except as contemplated by the Existing Stockholders' Agreement and the Employment and Non-Competition Agreement, between IXNET and Servidio, dated as of June 22, 1995 (the "Existing Servidio Employment Agreement"), Servidio does not own or hold any other options, warrants or other rights, agreements, arrangements or other commitments relating to shares of IXNET Common Stock which he owns of record or relating to any other issued or unissued shares of IXNET Common Stock, (v) except as contemplated by the Existing Stockholders' Agreement and the Existing Walsh Employment Agreement, Walsh owns the Walsh IXNET Shares free and clear of all liens, security interests, claims, rights, limitations, options or encumbrances whatsoever ("Liens") and (vi) except as contemplated by the Existing Stockholders' Agreement and the Existing Servidio Employment Agreement, Servidio owns the Servidio IXNET Shares free and clear of all Liens.

                  (c) The execution and delivery by such IXNET Minority Stockholder of this Agreement, the performance by such IXNET Minority Stockholder of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a violation or breach of any term, condition or provision of any contract or agreement to which such IXNET Minority Stockholder is a party or by which any of its assets or properties are bound.

                  (d) No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such IXNET Minority Stockholder in his or her capacity as such.

                  (e) The shares of IPC Common Stock will be acquired by each IXNET Minority Stockholder pursuant to this Agreement for his own account and with no intention of


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distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such IXNET Minority Stockholder at all times to sell or otherwise dispose of all or any part of the shares of IPC Common Stock owned by such IXNET Minority Stockholder under an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such IXNET Minority Stockholder's property being at all times within his control. If such IXNET Minority Stockholder should in the future decide to dispose of any of the shares of IPC Common Stock received pursuant to this Agreement, such IXNET Minority Stockholder understands and agrees that it may do so only in compliance with this Agreement, the Securities Act and applicable state securities laws, as then in effect.

                  (f) Each IXNET Minority Stockholder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  6. REPRESENTATIONS AND WARRANTIES OF IPC AND IXNET. Each of IPC and IXNET, jointly but not severally, represents and warrants to each IXNET Minority Stockholder that:

                  (a) Each of IPC and IXNET (i) has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  (b) Each of IPC and IXNET has the corporate power and authority and the full legal right to execute, deliver and perform its obligations under this Agreement, and IPC and IXNET has the corporate power and authority to issue the IPC Common Stock and otherwise carry out the transactions contemplated hereby and has taken all necessary corporate action to authorize the transactions contemplated hereby. Upon issuance, the IPC Common Stock to be issued pursuant to this Agreement shall be duly authorized, fully paid and non-assessable. This Agreement has been duly authorized, executed and delivered by each of IPC and IXNET and is the legal, valid and binding obligation of each of IPC and IXNET, enforceable against it in accordance with its terms except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought, or (iii) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification.

                  (c) The execution and delivery by IPC or IXNET, as the case may be, of this Agreement, the performance by such Person of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a violation


                                      - 5 -

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or breach of any term, condition or provision of any contract or agreement to which such Person is a party or by which any of its assets or properties are bound.

                  7. COVENANTS OF THE IXNET MINORITY STOCKHOLDERS. (a) Walsh shall enter into the Amended and Restated Employment Agreement, dated the Closing Date, between IPC and Walsh and (b) Servidio shall enter into the Amended and Restated Employment Agreement, dated the Closing Date, between IPC and Servidio.

                  (b) Except as otherwise contemplated hereby, prior to the Closing Date, no IXNET Minority Stockholder shall, directly or indirectly, (other than, solely as directed in his capacity as an employee, in connection with a Superior Acquisition Proposal (as such term is defined in the Merger Agreement)) (i) except pursuant to the terms of this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of ("Transfer"), enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the Transfer of, or exercise any discretionary powers to distribute, any or all of the Walsh IXNET Shares or Servidio IXNET Shares, as the case may be or any interest therein, including any trust income or principal; (ii) grant any proxies or powers of attorney with respect to any of the Walsh IXNET Shares or Servidio IXNET Shares, as the case may be; (iii) deposit any of the Walsh IXNET Shares or Servidio IXNET Shares, as the case may be, into a voting trust or enter into a voting agreement with respect to any such shares; or (iv) take any action that would make any representation or warranty of such IXNET Minority Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such IXNET Minority Stockholder from performing his obligations under this Agreement.

                  8. TERMINATION OF STOCKHOLDERS AGREEMENT. Effective upon the Closing, the Existing Stockholders' Agreement is hereby terminated without any liability to the parties thereto and has no further force and effect.

                  9.       TAX MATTERS.

                  (a) IPC represents and warrants to the IXNET Minority Stockholders as follows:

                  (i) Following the Closing Date, IPC will be in "control" of IXNET. For purposes of this Section 10, "control" of a corporation means the direct ownership of stock of such corporation possessing at least 80% of the total combined voting power of all classes of stock of such corporation entitled to vote and at least 80% of the total number of shares of each other class of such corporation's stock.

                  (ii) IPC has no plan or intention to cause IXNET to issue additional shares of IXNET stock that would result in IPC losing control of IXNET;



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                  (iii) IPC has no current plan or intention (a) to liquidate
         IXNET, (b) to merge IXNET with or into another corporation, (c) to sell or otherwise dispose of (whether by dividend distribution or otherwise) the stock of IXNET, except for transfers of stock of IXNET to another corporation controlled by IPC, or (d) to cause, suffer or permit IXNET to sell or otherwise dispose of (whether by dividend distribution or otherwise) any of IXNET's assets (except for transfers to corporations controlled by IXNET or dispositions made in the ordinary course of IXNET's business);

                  (iv) At the time of the Closing, IXNET will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in IXNET that, if exercised or converted, would affect IPC's retention of control of IXNET.

                  (v) Following the Closing, IPC will cause IXNET to continue IXNET's historic business, or continue to use a significant portion of its historic business assets in a business.

                  (vi) IPC shall not, nor shall it permit IXNET or any of its other subsidiaries to, take or cause to be taken any action, whether before or after the Closing, which it reasonably expects would disqualify the Merger as a tax-free reorganization within the meaning of Sections 354(a)(1) and 368(a)(1)(B) of the Code.

                  (vii) Following the Closing, IPC shall use its reasonable best efforts to conduct its business and otherwise act, and shall cause IXNET to use its reasonable best efforts to conduct its business and otherwise act, in a manner which would not jeopardize the characterization of this Agreement as a tax-free reorganization within the meaning of Sections 354(a)(1) and 368(a)(1)(B) of the Code.

The representations, warranties and covenants contained in this Section 9(a) shall not be deemed to be breached (a) as a result of actions taken by the IXNET Minority Stockholders that have not been approved by IXNET or IPC's board of directors or (b) in the case of the representations, warranties and covenants contained in clause (vi) or (vii) of this Section 9(a) by IXNET or IPC entering into this Agreement, the Agreement and Plan of Merger, dated the date hereof, between IPC and Arizona Acquisition Corp., the Investors Agreement, dated the date hereof, among IPC and the parties named therein, the Amended and Restated Labor Pool Agreement, dated the date hereof, between IPC and Kleinknecht Electric Company, Inc., a New York Corporation ("KEC-NY"), the Amended and Restated Labor Pool Agreement, dated the date hereof, between IPC and Kleinknecht Electric Company, Inc., a New Jersey Corporation ("KEC-NJ"), the Amended and Restated Corporate Opportunity Agreement, dated the date hereof, among IPC, KEC-NY and KEC-NJ, the Amended and Restated Employment Agreement, dated as of the Closing Date, by and between Richard Kleinknecht and IPC, the Amended and Restated Employment Agreement, dated as of the Closing Date, between Peter Kleinknecht and IPC, the Amended and Restated Employment Agreement, dated as of the Closing Date, between David Walsh and IPC and the


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Amended and Restated Employment Agreement, dated as of the Closing Date, between
Anthony Servidio and IPC (collectively, the "Operative Documents"), consummating the transactions contemplated by the Operative Documents or doing any acts required by the Operative Documents.

                  (b) IPC, IXNET, Walsh and Servidio will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of this Agreement as a tax-free organization within the meaning of Sections 354(a)(1) and 368(a)(1)(B) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local or franchise tax law.

                  10.      NON-COMPETITION.

                  (a) For a period of two and one-half years after the Effective Time, except as contemplated by this Agreement or the Merger Agreement, each of the IXNET Minority Stockholders severally agrees, and shall cause each of his respective Affiliates to agree, that any such Person shall not, directly or indirectly, through any Person Controlled by such IXNET Minority Stockholder, in any form or manner on a worldwide basis: (i) engage in any activities competitive in any material respect with the business of IPC and its Subsidiaries and Affiliates ("Business") for his or their own account or for the account of any other Person, or (ii) become interested in any Person engaged in activities competitive in any material respect with the Business as a partner, shareholder, member, principal, agent, employee, trustee, consultant or in any other relationship or capacity; PROVIDED, HOWEVER, that each of the IXNET Minority Stockholders may own, directly or indirectly, solely as a passive investment, securities of any Person if such IXNET Minority Stockholder or any of his Affiliates, as the case may be (x) is not a Person in Control of, or a member of a group that Controls, such Person and (y) does not, directly or indirectly, own 5% or more of any voting class of securities of such Person.

                  (b) Each of the IXNET Minority Stockholders severally agrees that the provisions of this Section 10 are necessary to protect the interests of IPC or its Subsidiaries or Affiliates and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that the provisions of this Section 10 or any part thereof are unenforceable because of the duration or geographical scope of such provision, such court will have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision will be enforceable.

                  (c) If either of the IXNET Minority Stockholders commits a breach, or threatens to commit a breach, of any of the provisions contained in this Section 10, IPC shall have the following rights and remedies with respect to such IXNET Minority Stockholder, each of which rights and remedies shall be independent of the others, and shall be severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available under law or in equity to IPC: the right and remedy to have


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the provisions of this Section 10 enforced by any court of competent jurisdiction by injunction, restraining order, specific performance or other equitable relief in favor of IPC, it being acknowledged and agreed that any breach or threatened breach of the provisions of this Section 10 would cause irreparable injury to IPC and that money damages would not provide an adequate remedy to IPC.

                  11. TERMINATION. This Agreement shall automatically terminate and be of no further force or effect upon the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms or (b) April 30, 1998. Upon such termination of this Agreement, except for any rights any party hereto may have in respect of any breach by any other party of its obligations or representations or warranties hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

                  12.      MISCELLANEOUS.

                  (a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to Walsh:      David Walsh
                           2 South End Avenue
                           New York, NY  10280

         copy to:          Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York 10005
                           Attn:    Jonathan Schaffzin, Esq.
                           Telecopier No.:  (212) 269-5420

         If to Servidio:   Anthony Servidio
                           3 Hampshire Circle
                           Bronxville, NY 10708

         copy to:          Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York 10005
                           Attn:    Jonathan Schaffzin, Esq.
                           Telecopier No.:  (212) 269-5420



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         If to IPC
         or IXNET:         IPC Information Systems, Inc.
                           Wall Street Plaza
                           88 Pine Street
                           New York, New York 10005
                           Attn:    Daniel Utevsky, Esq.
                           Telecopier No.: (212) 344-5106

         copy to:          Arizona Acquisition Corp.
                           c/o Cable Systems Holding LLC
                           505 North 51st Avenue
                           Phoenix, Arizona  85043-2701
                           Attn: Peter Woog

         and:              Citicorp Venture Capital, Ltd.
                           399 Park Avenue
                           14th Floor, Zone 4
                           New York, NY  10043
                           Attn:    Richard M. Cashin, Jr.
                           Telecopier No.:  (212) 888-2940

         and:              Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY  10178
                           Attn:    Philip H. Werner, Esq.
                           Telecopier No.:  (212) 309-6273

         and:              Thacher, Proffitt & Wood
                           Two World Trade Center
                           New York, NY  10048
                           Attn:    Thomas N. Talley, Esq.
                           Telecopier No.:  (212) 432-7152

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (b) At any time prior to the Closing Date, any party hereto may, with respect to any other party hereto, (i) extend the time for the performance of any of the obligations or other acts, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.



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                  (c) The headings contained in this Agreement are for the
convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (d) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the this Agreement and the Merger Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement and the Merger Agreement are fulfilled to the extent possible.

                  (e) This Agreement, including all exhibits hereto, constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and except as otherwise expressly provided herein.

                  (f) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, descendants and legal representatives and permitted assigns. No other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise; provided that it is expressly understood that AAC shall have the same rights of IPC or IXNET to enforce the terms and provisions of this Agreement to the same extent as if AAC was a party hereto.

                  (g) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (h) No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.



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



                  (i) Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

                  (j) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any principles of conflicts of law that might indicate the applicability of the laws of any jurisdiction other than the State of New York.

                  (k) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  (l) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  (m) Each of the IXNET Minority Stockholders hereby acknowledges that, for purposes of Title IV of the Employee Retirement Income Security Act of 1974, as amended, IPC and IXNET may become members of a controlled group of corporations that includes Citicorp Venture Capital, Ltd. and its Affiliates.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        IPC INFORMATION SYSTEMS, INC.


                                        By:    /S/ S.T. CLONTZ
                                               --------------------------
                                               Name:  S.T. Clontz
                                               Title:    President and C.E.O.


                                        INTERNATIONAL EXCHANGE NETWORK
                                        LTD.


                                        By:   /S/ DANIEL UTEVSKY
                                               --------------------------
                                               Name: Daniel Utevsky
                                               Title:   Secretary


                                               /S/ DAVID WALSH
                                               --------------------------
                                               David Walsh


                                               /S/ ANTHONY SERVIDIO
                                               --------------------------
                                               Anthony Servidio

                                                                       EXHIBIT A
                                                                       ---------

                            IXNET STOCKHOLDER RELEASE
                            -------------------------

       In consideration for the payment of the consideration to the undersigned pursuant to the Share Exchange and Termination Agreement, the undersigned hereby releases, waives and discharges, covenants not to sue and agrees to hold harmless IPC, IXNET or any of their respective present and former affiliates, subsidiaries, shareholders, employees, directors, officers, representatives, agents, successors or assigns from all actions, causes of action, suits, liabilities, claims, obligations and rights whatsoever, known (with respect to clause (a) and (b) below) and known or unknown (with respect to clause (b) below), fixed, conditional or contingent, in law or in equity, that the undersigned or any of his successors or assigns ever had, now has or hereafter can, shall or may have for any matters based upon or arising out of (a) any indemnity obligation of IPC or IXNET to the undersigned resulting from facts or circumstances existing on or before the Closing Date of any kind whatsoever or
(b) the Stockholders Agreement, dated June 23, 1995, among IPC, IXNET, Walsh and Servidio, and any and all claims, costs, expenses and attorneys' fees with respect to any of the foregoing. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Share Exchange and Termination Agreement, dated December 18, 1997, among the parties named therein (the "Share Exchange and Termination Agreement").


                                      ------------------------------------------
                                      [IXNET Releasing Stockholder]


Dated: _________ __, 1998.

                                                                       EXHIBIT B
                                                                       ---------



                 AMENDED AND RESTATED WALSH EMPLOYMENT AGREEMENT
                 -----------------------------------------------

                                                                      EXHIBIT C
                                                                      ---------


               AMENDED AND RESTATED SERVIDIO EMPLOYMENT AGREEMENT
               --------------------------------------------------

                                                                       EXHIBIT D
                                                                       ---------


                               INVESTORS AGREEMENT
                               -------------------